UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

February 10, 2012
(Date of earliest event reported)

GEOGLOBAL RESOURCES INC.
(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-32158 (Commission File Number)	33-0464753 (I.R.S. Employer Identification No.)

Suite #200, 625 – 4 Avenue S.W.
Calgary, Alberta, Canada    T2P 0K2
(Address of principal executive offices)

Telephone Number (403) 777-9250
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(Former name or address, if changed since last report)

Item 5.07.                      Submission of Matters to a Vote of Security Holders

On February 10, 2012 a Special Meeting of Stockholders of GeoGlobal Resources Inc. was held.  The following proposals were voted on at the Special Meeting.  Each proposal is more fully described in the Company’s Definitive Proxy Statement for the Special Meeting, as filed with the SEC on January 20, 2012.

Proposal 1- Approval of the Issuance of Common Stock and Warrants as a Condition of Closing to the Transaction under the Rules and Regulations of the NYSE Amex.  The Proposal passed with the following votes:

For	Against	Abstain
37,637,572	327,436	16,520,839

Proposal 2 - Approval of the Issuance of Units as a Condition of Closing to the Transaction under the Rules and Regulations of the NYSE Amex.  The Proposal passed with the following votes:

For	Against	Abstain
37,644,163	320,845	16,520,839

Proposal 3 - Approval of the Issuance of Warrants to Rodman & Renshaw in Connection with the Transaction under the Rules and Regulations of the NYSE Amex.  The Proposal passed with the following votes:

For	Against	Abstain
37,618,346	364,995	16,502,506

Proposal 4 - Approval of the Potential Issuance of Warrants to ILDE in Connection with the Transaction under the Rules and Regulations of the NYSE Amex.  The Proposal passed with the following votes:

For	Against	Abstain
37,482,813	479,695	16,523,339

Proposal 5 - Approval of an Amendment of Our Certificate of Incorporation to Increase the Number of Shares of Common Stock We Are Authorized to Issue.  The Proposal passed with the following votes:

For	Against	Abstain
53,802,483	632,468	50,896

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  February 14, 2012

GEOGLOBAL RESOURCES INC.
(Registrant)

/s/ Paul B. Miller
Paul B. Miller
President and CEO